Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to the Form S-1 of Precision Optics Corporation, Inc. of our report dated September 27, 2022 relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries, which appears in Precision Optics Corporation, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2022.

/s/ Stowe & Degon, LLC

August 18, 2023

Westborough, Massachusetts